                              ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made this 3rd day of December, 1997 by and between CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation ("CCSI") whose address is 67 Inverness Drive East, Suite 110, Englewood, Colorado 80112, and SIGMACOM CORPORATION, a Colorado corporation ("SIGMACOM"), whose address is 7475 Dakin Street, Suite 607, Denver, Colorado 80221 (hereinafter collectively referred to as "the parties").

                                       RECITALS

     A. CCSI is desirous of buying certain of SIGMACOM's Assets and SIGMACOM is desirous of selling certain of SIGMACOM's Assets to CCSI.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, both parties agree as follows:

     1.   IDENTIFICATION AND TRANSFER OF ASSETS.

          1.1 IDENTIFICATION OF ASSETS TO BE TRANSFERRED TO CCSI. The assets described in EXHIBIT 1.1 shall collectively constitute the "Identified Assets."

          1.2 ASSUMPTION OF CERTAIN LIABILITIES. Except for those liabilities set forth on EXHIBIT 1.2 (the "Assumed Liabilities"), which are hereby expressly assumed by CCSI, CCSI shall assume no other liabilities and obligations relating to the Identified Assets. SIGMACOM agrees to hold CCSI harmless from any other liabilities or obligations incurred by SIGMACOM, or accruing with respect to the Identified Assets, and all other assets of SIGMACOM, with respect to any period prior to and including the Closing Date and from liabilities or obligations with respect to all other assets of SIGMACOM with respect to any period after the Closing Date.

          1.3 TRANSFER OF IDENTIFIED ASSETS. SIGMACOM shall take all actions reasonably requested by CCSI to transfer the Identified Assets to CCSI including, but not limited to, the execution of a bill of sale and assignment in the form attached hereto as EXHIBIT 1.3 ("Bill of Sale"), and all other bills of sale, assignment and transfer forms, amendments, applications to governmental agencies, licenses, and reports reasonably required by CCSI of SIGMACOM to effectuate the transfer of the Identified Assets.

          1.4 SIGMACOM STOCK. SIGMACOM shall also issue to CCSI twenty percent (20%) of the issued and outstanding shares of SIGMACOM's voting securities, on a fully diluted basis ("SIGMACOM Stock"). The SIGMACOM Stock shall be included in the Identified Assets.


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

     2. PURCHASE PRICE. The Purchase Price shall be up to a maximum of ONE MILLION EIGHT HUNDRED TWENTY-NINE THOUSAND DOLLARS ($1,829,000) to be paid by CCSI to SIGMACOM ("Purchase Price") on the Closing Date as follows:

          2.1 CCSI NOTE. CCSI will issue SIGMACOM a promissory note, in substantially the form attached hereto as EXHIBIT 2.1 ("CCSI Note") in an amount equal to the outstanding principal balance of SIGMACOM's credit facility with Colorado National Bank ("Credit Facility") up to a maximum of $600,000. The CCSI Note shall be subject to adjustment as described in subsection 2.6 below.

          2.2 LIABILITY PAYMENT. CCSI will pay SIGMACOM up to $475,000 ("Liability Payment") which would be used by SIGMACOM to pay any liabilities associated with the Assets in order to sell the Assets to CCSI free and clear of all liens and encumbrances. The Liability Payment would be reduced by any amounts assumed by CCSI for payment of commissions owed to employees of SIGMACOM.

          2.3 CASH PAYMENT. CCSI will pay SIGMACOM $300,000 by wire transfer at the Closing. The parties acknowledge that CCSI has paid SIGMACOM $100,000 as an earnest money deposit on November 12, 1997 ("Earnest Money"). The Earnest Money shall be applied toward the Purchase Price on the Closing.

          2.4 CONVERGENT STOCK. CCSI's parent company, namely Convergent Communications, Inc., a Colorado corporation ("Convergent") will deliver a treasury request to Convergent's transfer agent requesting the issuance of 118,000 shares of Convergent's no par value common stock ("Convergent Stock") to SIGMACOM at the Closing. The parties agree that the value of the Convergent Stock is $3.00 per share. The Convergent Stock shall be held in escrow until July 24, 1998 pursuant to the escrow agreement in substantially the form attached hereto as EXHIBIT 2.4 ("Escrow Agreement"). The Convergent Stock shall be subject to adjustment as described in subsection 2.6 below.

          2.5 CONVERGENT WARRANT. Convergent will issue to SIGMACOM a warrant, in substantially the same form as EXHIBIT 2.5 attached hereto ("Convergent Warrant"), to purchase additional Convergent Stock up to a total of 50,000 shares of Convergent Stock.

          2.6 ADJUSTMENT OF PURCHASE PRICE. The Purchase Price shall be allocated in accordance with SCHEDULE 2.6A, attached hereto. The Purchase Price shall be adjusted in accordance with SCHEDULE 2.6B, attached hereto.

     3. CLOSING DATE DOCUMENTATION. In addition to the other documents required hereunder, as a predicate to the closing of the transactions hereunder, SIGMACOM shall supply CCSI with the following on or before the Closing Date.

          3.1 TRANSFER DOCUMENTS. Transfer Documents, in form and substance reasonably satisfactory to CCSI and SIGMACOM, including, without limitation, a stock


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

certificate representing the SIGMACOM Stock, to effect the transfer of the Identified Assets to CCSI pursuant to the terms of this Agreement.

          3.2 CONSENTS. Any and all consents, in a form and substance reasonably satisfactory to CCSI and SIGMACOM, from any person or entity not a party to this Agreement whose consent is necessary or desirable for the execution and performance of this Agreement by CCSI and SIGMACOM.

          3.3 COMPLIANCE CERTIFICATE. All corporate and other proceedings, including approval by the directors and shareholders of SIGMACOM, required to be taken by or on the part of SIGMACOM to authorize SIGMACOM to execute, deliver and carry out this Agreement shall have been duly and properly taken. CCSI and SIGMACOM shall each have received a certificate of authorized individuals of the other party in the form of EXHIBIT 3.3A and EXHIBIT 3.3B, RESPECTIVELY, dated as of the Closing, certifying to the fulfillment of the conditions specified in this Agreement.

          3.4 LASSEN AGREEMENT. CCSI and Craig Lassen ("Lassen") will enter into a consulting agreement, in substantially the same form as EXHIBIT 3.4, attached hereto ("Lassen Agreement") whereby Lassen would assist CCSI, for up to fifty (50) hours per month, in the transition of the Assets to CCSI.

     4. REPRESENTATIONS OF SIGMACOM. As material representations to induce CCSI to enter into this transaction, SIGMACOM represents to CCSI as follows:

          4.1 OWNERSHIP. The Identified Assets transferred pursuant hereto are owned by SIGMACOM, free and clear of all liens, encumbrances, agreements and claims with or of third parties.

          4.2 CORPORATE STATUS AND AUTHORITY. SIGMACOM is a corporation duly incorporated and existing in good standing under the laws of the state of its incorporation and is fully authorized to carry on its business as it is now being conducted and to enter into the transactions herein set forth. SIGMACOM is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions requiring such qualification whether by reason of the ownership or leasing of its properties or the conduct or nature of its business. All corporate, director, and stockholder approvals required have been secured to the extent required. No consents, approvals, or filings from or with any person or entity other than those delivered to CCSI herewith are necessary for the execution, delivery and performance by SIGMACOM of this Agreement and the transactions contemplated hereby. SIGMACOM has all requisite power and authority to execute this Agreement and carry out all the actions required of it herein. This Agreement is the legal, valid and binding agreement of SIGMACOM enforceable against SIGMACOM in accordance with its terms.

          4.3 PENDING CLAIMS. SIGMACOM is not presently subject to any claim which would materially and adversely affect the Identified Assets such as: litigation or pending


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

governmental investigations or complaints of any kind or description. The Identified Assets are subject to no contracts, claims or liens other than as set forth in EXHIBIT 4.3.

          4.4 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement, or any agreement or instrument contemplated hereby, by SIGMACOM will not result in any violation of its Certificate of Incorporation or Bylaws or be in material conflict with or constitute a default in any material respect under any term of any agreement, instrument, judgment, decree, or, to the knowledge of SIGMACOM, any order, statute, rule or governmental regulation applicable to SIGMACOM, or result in the creation of any lien, charge or encumbrance of any kind or nature on the Identified Assets.

          4.5 UNDISCLOSED LIABILITIES. SIGMACOM does not have, with respect to its current operation, any material and undisclosed liabilities or obligations of any nature affecting the Identified Assets.

          4.6 ENVIRONMENTAL MATTERS. To the best knowledge of SIGMACOM, SIGMACOM has duly complied with, and the operation of its business, equipment and other assets in the facilities owned or leased by SIGMACOM and its subsidiaries are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinance, rules and regulations of any governmental or quasi governmental authority relating to (i) discharges to surface water or ground water, (ii) solid or liquid waste disposal, (iii) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (iv) the emission of non-ionizing electromagnetic radiation, or (v) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning and Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended (collectively "Environmental and Health Laws") or the Federal Communications Act, as amended ("FCC Laws"). To the best knowledge of SIGMACOM, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices which are pending, anticipated or threatened against SIGMACOM, relating to violations of the Environmental and Health Laws and the FCC Laws. SIGMACOM has not received a notice of, and does not know or have any reason to suspect, any facts which might constitute a violation of any Environmental or Health Laws which relate to the use, ownership or occupancy of any property or facilities used by SIGMACOM in connection with the operation of its business or any activity of SIGMACOM's business which would result in a violation or threaten violation of any Environmental or Health Laws and the FCC Laws.

          4.7 TAX LIENS. There are no tax liens on any of the Identified Assets. SIGMACOM has duly filed all federal, state and local tax returns and reports (including, without limitation, returns for estimated tax), and all returns and reports for any other governmental units or taxing authorities having jurisdiction with respect to any taxes required to be paid by


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

SIGMACOM, except where extensions have been applied for and granted, and where such extensions have not expired; all such returns and all such reports show the correct and proper amounts due, and all taxes shown on such returns and reports and all assessments received by SIGMACOM have been paid to the extent that such taxes or any estimates thereon have become due. From the date of this Agreement until the Closing, SIGMACOM shall pay all taxes as and when the same become due and payable.

          4.8 LIQUIDATION. SIGMACOM has not adopted any plan of liquidation or dissolution affecting the Identified Assets.

          4.9 ACCURACY OF DOCUMENTS AND INFORMATION. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, Exhibits and attachments to this Agreement or specifically required to be furnished pursuant to this Agreement to CCSI by SIGMACOM are and will be complete and correct in all material respects. There have been no material changes, and will be no material changes as of the Closing Date, in the information set forth in the Exhibits and attachments between the date of the Exhibits and attachments and the date of this Agreement. No representations or warranties made by SIGMACOM in this Agreement, nor any document, written information, statement, financial statement, certificate, Exhibit or attachment furnished to CCSI pursuant to the requirements of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading. There is no fact which materially and adversely affects the Identified Assets known to SIGMACOM which has not been expressly and fully set forth in this Agreement or the Exhibits and attachments hereto.

          4.10 CAPITALIZATION.

               4.10.1 The authorized capital stock of SIGMACOM consists of 1,000,000 shares of voting Common Stock, of which 235,000 shares are issued and outstanding and 1,000,000 shares of nonvoting Common Stock, of which no shares are issued and outstanding. All of the issued and outstanding stock of SIGMACOM has been duly authorized, is validly issued, fully paid and nonassessable.

               4.10.2 SCHEDULE 4.10.2 attached hereto includes a complete and correct list of SIGMACOM's outstanding options to purchase its capital stock ("Outstanding Options") and SIGMACOM's outstanding warrants to purchase its capital stock ("Outstanding Warrants"), in each case showing the date of issuance, the expiration date, the exercise price, the holders thereof and the number of shares of capital stock subject thereto. SIGMACOM has furnished to CCSI accurate and complete copies of the Outstanding Options and Outstanding Warrants. The copies of the Outstanding Options and Outstanding Warrants represent the terms, conditions, provisions, agreements, obligations and undertakings of SIGMACOM with respect to all Outstanding Options and Outstanding Warrants. Except for the Outstanding Options and the Outstanding Warrants, SIGMACOM does not have outstanding any stock or other securities which are, in either case, convertible into or exchangeable for any shares of its capital stock, any warrants, options, purchase rights, subscription rights or other contract rights or commitments or appreciation, phantom stock, profit participation or similar rights to purchase or acquire any shares of its capital stock or any stock or securities convertible into or exchangeable for any of the capital stock of SIGMACOM and is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. No stockholder of SIGMACOM has any preemptive or other purchase rights with respect to the issue or sale of any capital stock.

          4.11 MARKETABLE TITLE. CCSI will obtain good and marketable title to the SIGMACOM Stock to be transferred pursuant to the terms hereof and the SIGMACOM Stock will be presented to CCSI, free and clear of all liens, encumbrances, equities and claims and will be duly authorized, validly issued, fully paid and nonassessable.

          4.12 STOCK REPRESENTATIONS. SIGMACOM (i) intends to acquire the shares of Convergent Stock solely for the purpose of investment and not for the resale and distribution thereof, and has no present intention to offer, sell, pledge, hypothecate, assign or otherwise dispose of the same except in accordance with this Section 4.12; (ii) understands and acknowledges that the sale of such shares of Convergent Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), the Convergent Stock being acquired pursuant to this Agreement constitute "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may not be sold except pursuant to a registration statement under the Securities Act or pursuant to an exemption available under federal and applicable state Securities laws, and such shares may be required to be held indefinitely unless the shares are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) agrees that it will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares of Convergent Stock unless such shares and such offer, pledge, hypothecation, transfer, assignment or other disposition shall be registered or exempt from registration under the Securities Act and shall comply with all applicable federal and state securities laws, and (iv) agrees and acknowledges that the stock certificates representing the shares of Convergent Stock will contain a legend restricting the transferability of the shares as provided herein and that stop order instructions may be imposed by Convergent's transfer agent restricting the transferability of the Convergent Stock.

          4.13 ACCURACY OF REPRESENTATIONS. In the event that any of the foregoing representations or warranties should be inaccurate as of the Closing Date, SIGMACOM shall have thirty (30) days after written notice from CCSI in which to cure such inaccuracy.

     5.   SIGMACOM'S EMPLOYEES AND CUSTOMERS.

          5.1  CCSI is not a successor business to SIGMACOM nor any operation
of SIGMACOM.   CCSI shall not be liable for any obligations which SIGMACOM
Has on any contracts including employment contracts, existing or future workers compensation claims, employment discrimination claims, unfair labor practice claims, or compensation claims except those obligations, if any, specifically identified on EXHIBIT 1.1, EXHIBIT 1.2 or elsewhere in this Agreement and any obligations of which CCSI hereby specifically assumes in writing. CCSI is purchasing the Identified Assets only, and it is not taking over any employment contracts for any employees or any obligations under agreements entered into by SIGMACOM in its own right and CCSI shall not be liable for any sums owed to customers by SIGMACOM.

          5.2 On or before the Closing Date, up to four (4) current employees of SIGMACOM, to be identified by CCSI, shall be offered employment with CCSI. Each of the employees shall receive 3,000 options to purchase Convergent Stock, which shall vest evenly over a five (5) year period. The exercise price of the options shall be $3.00 per share. If CCSI offers employment to fewer than four
(4) current employees, the number of shares of Convergent Stock issued to SIGMACOM under Section 2.4 shall be increased by 3,000 shares for each employee fewer than four (4) given an offer of employment.

          5.3 Upon request, SIGMACOM shall receive transition assistance from current engineering employees of SIGMACOM who accept employment with CCSI, up to an aggregate of twenty-five (25) employee hours in December 1997 and ten (10) employee hours in January 1998.

     6. REPRESENTATIONS OF CCSI. As material representations to induce SIGMACOM to enter into this transactions, CCSI represents to SIGMACOM as follows:

          6.1 CORPORATE STATUS AND AUTHORITY. CCSI is a corporation duly organized and existing in good standing under the laws of the state of its incorporation and is fully authorized to carry on its business as it is now being conducted and to enter into the transactions herein set forth. CCSI is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions requiring such qualification whether by reason of the ownership or leasing of its properties or the conduct or nature of its business. All corporate approvals required have been secured. No consents, approvals, or filings from or with any person or entity other than those delivered to SIGMACOM herewith are necessary for the execution, delivery and performance by CCSI of this Agreement and the transactions contemplated hereby. CCSI has all requisite power and authority to execute this Agreement and carry out all the actions required of it herein. This Agreement is the legal, valid and binding agreement of CCSI enforceable against CCSI in accordance with its terms.

          6.2 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement, or any agreement or instrument contemplated hereby, by CCSI will not result in any violation of its Certificate of Incorporation or Bylaws or be in material conflict with or constitute a default in any material respect under any term of any agreement, instrument, judgment, decree, or, to the knowledge of CCSI, any order, statute, rule or governmental regulation applicable to CCSI.

          6.3 DISCLOSURE. No representation or warranty whether contained in this Agreement or in any certificates provided to SIGMACOM pursuant to this Agreement contains or will contain any materially untrue statement or omits, or will omit, to state a material fact necessary to make any such statement(s) not misleading.


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

          6.4 STOCK REPRESENTATIONS. CCSI (i) intends to acquire the shares of SIGMACOM Stock solely for the purpose of investment and not for the resale and distribution thereof, and has no present intention to offer, sell, pledge, hypothecate, assign or otherwise dispose of the same; (ii) understands and acknowledges that the sale of such shares of SIGMACOM Stock will not be registered under the Securities Act, the SIGMACOM Stock being acquired pursuant to this Agreement constitute "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may not be sold except pursuant to a registration statement under the Securities Act or pursuant to an exemption available under federal and applicable state Securities laws, and such shares may be required to be held indefinitely unless the shares are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) agrees that it will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares of SIGMACOM Stock unless such shares and such offer, pledge, hypothecation, transfer, assignment or other disposition shall be registered or exempt from registration under the Securities Act and shall comply with all applicable federal and state securities laws, and (iv) agrees and acknowledges that the stock certificates representing the shares of SIGMACOM Stock will contain a legend restricting the transferability of the shares as provided herein and that stop order instructions may be imposed by SIGMACOM's transfer agent restricting the transferability of the SIGMACOM Stock.

     7. OBLIGATIONS PRIOR TO THE CLOSING DATE. The following conditions and obligations shall be satisfactorily performed prior to the Closing Date.

          7.1 GOVERNMENTAL AGENCY APPROVALS. Any governmental agencies whose approval is required prior to the consummation of the transactions contemplated by this Agreement shall have approved such sale on the terms contemplated by this Agreement.

          7.2 NOTICES TO CUSTOMERS. SIGMACOM, with the cooperation of CCSI and at SIGMACOM's sole expense, shall have provided any notice(s) to its customers, if any, required by its contracts, federal or state laws, rules or regulations, if any, with respect to the transfer of the Identified Assets to CCSI. The content of such notice(s) shall be approved by CCSI.

          7.3 PERFORMANCE. Both parties shall have executed and delivered to the other party this Agreement and the other documents required hereby and shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by the parties prior to the Closing Date.

          7.4 OPINION OF COUNSEL FOR SIGMACOM. CCSI shall have been furnished with an opinion of SIGMACOM's counsel, dated the date of the Closing, in substantially the form of EXHIBIT 7.4 attached hereto.

          7.5 OPINION OF COUNSEL FOR CCSI. SIGMACOM shall have been furnished with an opinion of CCSI's counsel, dated the date of the Closing, in substantially the form of EXHIBIT 7.5 attached hereto.


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          7.6  NO ACTION TO PREVENT COMPLETION.  There shall not have been instituted and be continuing or threatened any claim, action or proceeding that would materially adversely affect the Identified Assets, nor shall there have been instituted and be continuing or threatened any claim, action or proceeding by or before any court or other governmental body to restrain, prohibit or invalidate, or to obtain damages in respect of, the transactions contemplated by this Agreement or which might materially and adversely affect the rights of CCSI.

     8. CONDUCT OF BUSINESS AND CERTAIN COVENANTS. Prior to the Closing Date, SIGMACOM agrees that, with respect only to the Identified Assets, unless otherwise specifically provided for in this Agreement or unless otherwise consented to in writing by CCSI:

          8.1 ORDINARY COURSE. SIGMACOM shall conduct its business in the ordinary course.

          8.2 CERTAIN CHANGES. SIGMACOM shall not: (i) grant any security interest to or in connection with the Identified Assets; (ii) make or offer to make any disposition, including any sale or transfer, of any of the Identified Assets; (iii) make any change in any method of accounting, billing, rates, rate structure, tariffs, payment of fees and expenses related in any way to the Identified Assets; and, (iv) enter into any material contract, agreement, or commitment relating to the Identified Assets.

     9.   CLOSING DATE AND NAME CHANGE.

          9.1 CLOSING DATE. Closing will occur within ten (10) business days after the completion of due diligence and the receipt of any and all necessary board, shareholder, governmental or other approvals, but not later than December 5, 1997, unless extended by mutual agreement of the parties, and will take place at the offices of CCSI.

          9.2 NAME CHANGE. No later than January 2, 1998, SIGMACOM shall change its corporate name to a name not including the word "SigmaCom."

     10. NOTICES. Notices required or allowed hereunder shall be deemed given when hand delivered or when deposited in the United States mail, postage prepaid, return receipt requested, to the parties at the following addresses:

      If to CCSI:        Convergent Communications Services, Inc.
                         67 Inverness Drive East, Suite 110
                         Englewood, Colorado 80112
                         Attn.: Legal Department

     If to SIGMACOM:     SigmaCom Corporation
                         7475 Dakin Street, Suite 607
                         Denver, Colorado 80221
                         Attn.:  President


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

     or to such other addresses as may from time to time be supplied.

     11.  INDEMNITY.

          11.1 SIGMACOM'S INDEMNIFICATION.   Notwithstanding the Closing and
regardless of any investigation at any time made by or on behalf of CCSI or of any information CCSI may have in respect thereof, SIGMACOM will indemnify, defend and save and hold CCSI harmless from and against any costs, expenses, damages, liabilities, losses or deficiencies, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding (collectively "Losses") suffered or incurred by CCSI arising out of or resulting from, and will pay CCSI on demand the full amount of any such amounts which CCSI may pay in respect of:

               (a) any material inaccuracy in any representation or document delivered under or pursuant to this Agreement or the material breach of any warranty made by SIGMACOM in or pursuant to this Agreement;

               (b) any misrepresentations in or omission from any Exhibit, Schedule, or other attachment to this Agreement;

               (c) any failure by SIGMACOM duly to perform or observe any term, provision, covenant, or agreement in this Agreement to be performed or observed on the part of SIGMACOM ; or

               (d) any action, suit, investigation, proceeding, demand, assessment, audit, judgment and claim, including any employment-related claim arising out of the foregoing (collectively "Claims"), even though such Claims may not be filed or come to light until after the Closing Date.

               (e) acts or omissions in connection with business activities conducted or to be conducted by SIGMACOM, including, without limitation, the sale of goods or provision of services, prior to the Closing Date.

     CCSI hereby covenants and agrees to immediately provide to SIGMACOM any and all notifications or other correspondence it receives related to matters which may affect this indemnity and hereby agrees to allow SIGMACOM to defend any and all actions affecting this indemnity and shall not settle any action or dispute affecting this indemnity without obtaining the prior written consent of SIGMACOM. However, failure to provide any such notifications or other correspondence in a timely manner will not relieve SIGMACOM of its obligation to indemnify CCSI under this Section 11.1. If CCSI becomes unsatisfied with the conduct of the defense of the Claims, CCSI may defend against, and consent to the entry of any judgment or enter into any settlement with respect to such Claims in any manner it may deem to be appropriate and SIGMACOM shall reimburse CCSI promptly for the acts of defending against such Claims and will otherwise remain responsible for any Loss which CCSI may suffer from, arising out of, relating to or caused by such Claims to the full extent provided in this Section.

     All statements of fact contained in any written statement, certificate, schedule or other document delivered to CCSI by or on behalf of SIGMACOM attached to this Agreement shall be deemed representations and warranties by SIGMACOM hereunder.

          11.2 CCSI'S INDEMNIFICATION. CCSI agrees that notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of SIGMACOM or any information SIGMACOM may have in respect thereof, CCSI will indemnify, defend and save and hold SIGMACOM harmless from and against any Losses suffered or incurred by SIGMACOM arising out of or resulting from, and will pay SIGMACOM on demand the full amount of any such amounts which SIGMACOM may pay in respect of:

               (a) any material inaccuracy in any representation or the breach of any warranty made by CCSI in or pursuant to this Agreement;

               (b) any failure by CCSI duly to perform or observe any item, provision, covenant or agreement in this Agreement to be performed or observed on the part of CCSI, as applicable;

               (c) acts or omissions in connection with business activities conducted or to be conducted by CCSI, including, without limitation, the sale of goods or provision of services, following the Closing Date.

     12. NO THIRD PARTY BENEFICIARIES. This Agreement shall be for and inure to the benefit of CCSI and SIGMACOM and there shall be no third party beneficiaries hereto. Specifically excluded from any beneficial status hereunder are SIGMACOM's creditors, employees, customers and suppliers.

     13. GOVERNING LAW AND FORUM. This Agreement shall be construed under the laws of the state of Colorado (except as to the applicable bulk sales laws, where it is agreed that to the extent the parties' ability to so designate is restricted, the laws of the applicable state shall apply) and any action to enforce, construe or modify this Agreement shall be brought in an appropriate court of competent jurisdiction in Colorado.

     14. BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement shall not be assigned by either party without the express written consent of the other party.

     15. PARAGRAPH HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     16. TIME OF THE ESSENCE. Time is of the essence of this Agreement and the obligations of the parties hereunder.


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

     17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, indemnifications and agreements of CCSI and SIGMACOM provided herein shall survive the Closing for a period of one (1) year following the Closing Date.

     18. WAIVER. The failure of either of the parties hereto to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right thereafter to enforce the same, and no waiver of any breach shall be construed as an agreement to waive any subsequent breach of the same or any other provisions.

     19. EXPENSES. Except as expressly provided herein, each party will pay their own expenses, including fees of their respective attorneys, accountants and consultants in connection with this transaction.

     20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     21. NO BROKERS OR AGENTS. SIGMACOM represents that it has not used the services of any brokers or agents in the negotiation or consummation of this Agreement such that any commissions or fees are due to any such broker or agent based upon the transactions herein set forth. CCSI represents that it has not used the services of any brokers or agents in the negotiation or consummation of this Agreement such that any commissions or fees are due to any such broker or agent based upon the transactions herein set forth. Should any such claim be advanced by any such foregoing broker or agent, it is agreed that the satisfaction of such claim shall be the sole responsibility of the party which it is claimed utilized the services of such broker or agent.

     22. CONFIDENTIALITY. SIGMACOM and CCSI agree to not disclose the terms and conditions of this Agreement except (i) as may be required to fulfill obligations hereunder; (ii) as may be required by law, regulation, custom or judicial or administrative proceeding; or, (iii) as and to the extent such information becomes known to the general public through no fault of either party in tangible, demonstrable form. Both parties shall take reasonable precautions to insure that their respective employers, employees and agents also treat such information in a confidential manner. The obligations of confidentiality shall survive the consummation of the transactions herein set forth.

     23. TAXES. CCSI shall be responsible for and shall pay all federal, state and municipal taxes or other charges, if any, on the sale of the Identified Assets except income taxes payable by SIGMACOM on the Purchase Price.

     24. SEVERABILITY. It is agreed and understood that should any of the provisions of this Agreement be determined by any court of competent jurisdiction to be invalid or void for any reason, then the parties consent that this Agreement shall be amended retroactive to the date of its execution to include all terms and conditions other than those found by the court to be invalid or void in order to give effect to the parties intent.

     25. PUBLIC ANNOUNCEMENT. Each party acknowledges and agrees that either may make a public announcement of the transactions contemplated by this Agreement any time after the date of execution of this Agreement provided that the other party approves the form and substance of any such public announcement prior to its release, which approval shall not be unreasonably withheld.

     26. FORCE MAJEURE. This Agreement and the obligations of the parties hereunder shall not be impaired or invalidated and a party shall not be in breach hereof if such party is unable to fulfill any of its obligations hereunder or is delayed in doing so by reason of strike, labor troubles, acts of God or any other cause beyond the reasonable control of such party.

     27. ATTACHMENTS. All Exhibits and attachments to this Agreement are made a part of this Agreement by this reference. Any information disclosed in an Exhibit or attachment shall be deemed to be disclosed and incorporated into any other Exhibit or attachment where such disclosure would be appropriate.

     28. ADDITIONAL DOCUMENTATION. SIGMACOM shall from time to time, subsequent to Closing, at CCSI's request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other action as CCSI reasonably may require in order more effectively to effectuate the purchase of the Identified Assets.

     29.  ARBITRATION.   Notwithstanding anything to the contrary herein, any
dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration at a mutually agreed upon location in Denver, Colorado; provided, however, that nothing in this Section shall restrict the right of any party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute. Each party shall pay its own expenses associated with such arbitration, provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorneys' fees and expenses (including, without limitation, arbitration expenses) relating to such arbitration. The decision of the arbitrators, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. In no event shall the arbitrators be authorized to grant any punitive, incidental or consequential damages of any nature or kind whatsoever.

     30.  TERMINATION.

          30.1 This Agreement may be terminated, and the transactions contemplated hereby abandoned (i) by the mutual consent of CCSI and SIGMACOM;
(ii) by CCSI or SIGMACOM at any time after November 26, 1997 (or such later date as shall have been agreed to in writing by the parties) if the conditions and obligations set forth in this Agreement shall not have been fulfilled (or waived by the party entitled to the benefit thereof) by such date, with no further liability on the part of any party hereto; provided, however, that no party shall be released from liability hereunder if any such condition is not fulfilled by reason of the breach by such party of its obligations hereunder.

          30.2 Notwithstanding anything contained in the foregoing to the contrary, if this Agreement is terminated by CCSI due to a failure of SIGMACOM to perform the conditions precedent to the Closing hereunder, SIGMACOM shall immediately refund to CCSI all amounts paid to SIGMACOM, including, without limitation, the Earnest Money.

     31. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Exhibits, Schedules and attachments hereto, contains the entire understanding between the parties hereto with respect to the subject matter hereof and no prior or collateral promises or conditions in connection with or with respect to the subject matter hereof not incorporated herein shall be binding upon the parties. No modification, extension, renewal, rescission, termination or waiver of any of the provisions contained herein or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon either of the parties hereto unless made in writing and duly executed by both the parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

                              CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation


                              By: /s/  Keith V. Burge
                                  ----------------------------------------
                                       Keith V. Burge, President and COO


                              SIGMACOM CORPORATION, a Colorado corporation


                              By: /s/ Craig E. Lassen
                                  ----------------------------------------
                                      Craig E. Lassen, President


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